Exhibit 10.1
LIBERTY GLOBAL 2023 INCENTIVE PLAN

ARTICLE I

PURPOSE OF PLAN
1.1    Purpose. The purpose of the Plan is to promote the success of the Company by providing a method whereby eligible employees, directors and independent contractors of the Company and its Subsidiaries may be awarded additional remuneration for services rendered in the form of Share and Share-based or Share-settled awards thereby increasing their proprietary interest in the Company’s businesses, encouraging them to remain in the employ or service of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries. The Plan is also intended to aid in attracting Persons of exceptional ability to become officers, employees, directors and independent contractors of the Company and its Subsidiaries.
1.2    Effective Date. The Plan has been initially adopted by the Compensation Committee of the Board on March 24, 2023, subject to approval by Shareholders, in accordance with applicable law. The Plan will become effective on the date of such approval by Shareholders (the “Effective Date”).
1.3    Prior Plans. Following the Effective Date, no new awards shall be made under the Company’s 2014 Incentive Plan or the Company’s 2014 Nonemployee Director Incentive Plan (collectively, the “Prior Plans”), although outstanding awards previously made under the Prior Plans shall continue to be governed by the terms of the applicable Prior Plan.
ARTICLE II

DEFINITIONS
2.1    Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):
“Act” means the U.K. Companies Act 2006, as amended from time to time, and the rules and regulations thereunder.

“Affiliate” of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means a share option agreement, share appreciation rights agreement, restricted shares agreement, restricted share units agreement, cash award agreement or an agreement evidencing more than one type of Award, as any such Agreement may be supplemented or amended from time to time.

“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the Shareholders) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which Shares of the Company would be changed or converted into or exchanged for cash, securities, or other property (including pursuant to a Scheme of Arrangement), other than any such transaction in which the Shareholders immediately prior to such transaction have the same proportionate ownership of the shares of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are Shareholders immediately prior thereto have less than a majority of the combined voting power of the outstanding capital shares of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange (including pursuant to a Scheme of Arrangement), (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

“Award” means a grant of Options, SARs, Restricted Shares, Restricted Share Units, Performance Awards, Cash Awards, Other Awards or any other authorized award under the Plan (other than cash payable under Article XII with respect to Director Compensation, including cash in lieu of fractional Shares).

“Board” means the Board of Directors of the Company.

“Board Change” means the date a majority of members of the Board is replaced during any two-year period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

“Cash Award” means an Award made pursuant to Section 11.1 of the Plan to a Holder, which may be settled in cash or in a combination of cash and Shares as determined by the Committee.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.
“Committee” means the committee of the Board appointed pursuant to Section 3.1 to administer the Plan.

“Company” means Liberty Global plc, a public limited company incorporated under English law.

“Control Purchase” means any transaction (or series of related transactions) in which any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding shares of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means (a) the Chairman of the Board and each of the directors of the Company as of January 1, 2023, and (b) the respective family members, estates and heirs of each of the Persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such Persons or their respective family members or heirs. As used with respect to any Person, the term “family member” means the spouse, siblings and lineal descendants of such Person.

“Director Compensation” means the fees paid by the Company to Non-Employee Directors pursuant to the Liberty Global Compensation Policy for Non-Employee Directors, as may be in effect from time to time.

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as supported by a written opinion of a physician and determined by the Company. The Company may seek a second opinion as to the determination of Disability from a physician selected by the Company, and in such case, the Holder will be required to submit to an examination and provide the physician with any information that is necessary for such determination.

“Dividend Equivalents” means, with respect to Restricted Share Units, to the extent specified by the Committee only, a cash amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to Shareholders of record during the Restriction Period on a like number and kind of Shares represented by the Award of Restricted Share Units.

“Domestic Relations Order” means any final and legally enforceable judgment, decree or other order regarding the division of property under domestic relations law applicable to the Holder.

“Effective Date” has the meaning ascribed thereto in Section 1.2.

“Election Deadline” means, with respect to a particular calendar quarter, the last day of the immediately preceding calendar quarter.

“Election Notice” means a written notice provided by a Non-Employee Director to the Company informing the Company of the Non-Employee Director’s decision to exercise such Non-Employee Director’s

Share Election Right. For purposes of Section 12.3, valid Election Notices filed pursuant to the Company’s 2014 Nonemployee Director Incentive Plan (or any predecessor plan) shall continue to apply to the Plan.

“Eligible Person” means employees (including officers and directors) and independent contractors of the Company or of any Subsidiary, and Non-Employee Directors.

“Equity Security” shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

“Fair Market Value” of a Share on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a Share on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the Nasdaq or, if not traded on the Nasdaq, such other principal U.S. securities exchange for such security on the date of determination. If for any day the Fair Market Value of a Share is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

“Free Standing SAR” has the meaning ascribed thereto in Section 7.1.

“Holder” means a Person who has received an Award under the Plan, including Non-Employee Directors who have exercised his or her Share Election Right with respect to a particular calendar quarter and have not yet received the Shares issuable as a result of such exercise.

“Nasdaq” means the Nasdaq Global Select Market.

“Non-Employee Director” means any individual who is a member of the Board and who is not an employee of the Company or any Subsidiary.

“Option” means a share option granted under Article VI.

“Other Awards” has the meaning ascribed thereto in Section 11.2.

“Performance Award” means an Award made pursuant to Article X of the Plan to a Holder that is subject to the attainment of one or more Performance Objectives.

“Performance Objective” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Plan” means this Liberty Global 2023 Incentive Plan, as may be amended from time to time.

“Prior Plans” has the meaning ascribed thereto in Section 1.3.

“Purchase Restriction” means any restriction under applicable law (including, without limitation, a blackout period under the U.S. Sarbanes‑Oxley Act of 2002) or the rules of Nasdaq or any other principal national securities exchange on which Shares are traded that would prohibit a Non-Employee Director from purchasing Shares.

“Rescission Notice” means a written notice provided by a Non-Employee Director to the Company informing the Company of the Non-Employee Director’s decision to rescind the future application of a previously delivered Election Notice in accordance with Section 12.3.

“Restricted Share Unit” means a unit representing the right to receive one Share or the equivalent value in cash that is subject to a Restriction Period and awarded pursuant to Article IX.

“Restricted Shares” means Shares subject to a Restriction Period and awarded pursuant to Article VIII.

“Restriction Period” means a period of time beginning on the date of each Award of Restricted Shares or Restricted Share Units and ending on the Vesting Date with respect to such Award.

“Retained Distribution” has the meaning ascribed thereto in Section 8.3.

“Retirement” means, with respect to Eligible Persons (other than independent contractors), the voluntary termination of a Holder’s employment or service with the Company and its Subsidiaries on such terms as are determined by the Committee and set forth in the Agreement, or, if not otherwise set forth in the Agreement, the voluntary termination on or after the date that the sum of the Holder’s years of age and years of employment or service with the Company and its Subsidiaries is at least 70.

“SARs” means share appreciation rights, awarded pursuant to Article VII, with respect to Shares.

“Scheme of Arrangement” means a scheme of arrangement sanctioned by a court under section 899 of the Act, as may be amended or similar procedure under a succeeding law or regulation.

“Share” means each or any (as the context may require) class of the Company’s ordinary shares.

“Share Election Right” means the right of a Non-Employee Director to elect to receive Shares, as prescribed by the Board, in consideration for an undertaking to pay for such Shares and on the basis that such undertaking to pay may be satisfied (in whole or in part) at the discretion of the Company by the release of the Director Compensation payable to such Non-Employee Director with respect to a particular calendar quarter.

“Shareholder” means a holder of the ordinary or preference shares of the Company, known as a “member” under English law.

“Subsidiary” of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. For purposes of Section 5.1, a Subsidiary shall additionally mean a subsidiary within the meaning of Section 1159 of the Act.

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

“Tandem SARs” has the meaning ascribed thereto in Section 7.1.

“Vesting Date,” with respect to any Award, means the date on which such Award ceases to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award. If more than one Vesting Date is designated for an Award, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

ARTICLE III

ADMINISTRATION
3.1    Committee. The Plan shall be administered by the Compensation Committee of the Board (unless a different committee is subsequently appointed by the Board), except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board”. The Committee shall be comprised of not less than two Persons who fulfill the “non-employee director” requirements of Rule 16b-3 under the Exchange Act and the “independent” requirement of the rules of any principal securities exchange on which any of the securities of the Company are traded, listed or quoted, if any. To the extent that one or more members of the Committee do not satisfy the foregoing requirements generally or with respect to a particular matter, any such members may recuse themselves or abstain from participation, and the remaining members of the Committee may act for the Committee as a whole provided such remaining members satisfy the requirements of the previous sentence. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum.

Any determination reduced to writing and signed by all of the members shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.
3.2    Powers. The Committee shall have full power and authority to select Eligible Persons to become Holders, to grant Awards to Eligible Persons, to determine the terms and conditions (which need not be identical) of all Awards so granted (which may include, without limitation, providing for the recoupment of Shares or the cash equivalent thereof), to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan, to adopt sub-plans under the Plan, to enter into arrangements with the trustee of any employee benefit trust established by the Company or any of its Subsidiaries or Affiliates to facilitate the administration of Awards under the Plan, and to supervise the administration of the Plan. The Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Committee shall have sole authority in the selection of Persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the Eligible Person, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.
3.3    Interpretation. The Committee is authorized, subject to the provisions of the Plan, to establish, amend or rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all Persons. No member of the Committee shall be liable for any action or determination made or taken by him or her or the Committee in good faith with respect to the Plan.
ARTICLE IV

SHARES SUBJECT TO THE PLAN
4.1    Number of Shares; Award Limits. Subject to the provisions of this Article IV, the maximum number of Shares with respect to which Awards may be granted during the term of the Plan shall not exceed 43,284,342 million Shares, which represents the number of Shares reserved for issuance under the Prior Plans that remain available for grant under the Prior Plans immediately prior to the Company’s 2023 Annual Meeting of Shareholders, plus the number of Shares subject to outstanding Awards under the Prior Plans that become available for issuance under this Plan pursuant to this Section 4.1. Shares issued pursuant to the Plan shall be fully paid and, to the extent permitted by the laws of England and Wales, will be made available from Shares acquired by or gifted to the Company, newly allotted and issued Shares, or Shares acquired by or issued or gifted to the trustees of an employee benefit trust established in connection with the Plan. Any Shares (i) subject to any Award granted under the Plan or the Prior Plans that shall expire, terminate or be annulled for any reason without having been exercised (or considered to have been exercised), (ii) subject to any Award of Restricted Shares or Restricted Share Units granted under the Plan or the Prior Plans that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Restricted Share Units other than voting rights), (iii) covered by an Award granted under the Plan or the Prior Plans and not delivered to the Holder due to payment of withholding taxes or purchase prices and (iv) that the Company repurchases on the open market by the Company with the proceeds of an Option purchase price, shall to the extent permitted under applicable law, again be available for purposes of the Plan.
4.2    Adjustments. If the Company subdivides its outstanding Shares into a greater number of Shares (by Share dividend, Share split, reclassification, alteration of capital, capitalization of profits, bonus issue or otherwise) or combines its outstanding Shares into a smaller number of Shares (by reverse Share split, reclassification, or otherwise) or if the Committee determines that there is any variation in the share capital of the Company or that there is any Share dividend, extraordinary cash dividend, alteration of capital, capitalization of profits, bonus issue, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase any class of Shares or other similar corporate event (including compromises or arrangements sanctioned by a court under section 899 of the Act, mergers or consolidations, other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 13.1(b)) affects any class of Shares so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, may make such adjustments to any or all of (i) the number and kind of Shares which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of Shares subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing; provided, however, that the number of Shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, if all Shares of any class of Shares are redeemed, then each outstanding Award shall be adjusted to substitute for the Shares subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of Shares of such class of Shares and otherwise the terms of such Award, including, in the case of Options or similar rights, the aggregate exercise price, and, in the case of Free Standing SARs, the aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the

Committee and provided in the applicable Agreement). Notwithstanding the foregoing, with respect to any Award that may be settled in a combination of Shares and cash, the Committee may, if its deems appropriate, provide for a cash payment for the whole Award in connection with any adjustment made pursuant to Section 4.2.
4.3    Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Person in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, a number of Shares equal to the number of shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the shareholders of the entities party to such acquisition or combination) shall be available for grant under Section 4.1; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to Persons who were not employed by the Company or its Subsidiaries prior to such acquisition or combination.
ARTICLE V

ELIGIBILITY
5.1    General. Awards may be granted under the Plan only to Eligible Persons as the Committee shall select. Solely with respect to independent contractors, for purposes of this Section 5.1, Subsidiary shall mean a subsidiary within the meaning of Section 1159 of the Act.
ARTICLE VI

OPTIONS
6.1    Grant of Options. Subject to the limitations of the Plan, the Committee shall designate from time to time those Eligible Persons to be granted Options, the time when each Option shall be granted to such Eligible Persons, the class and number of Shares subject to such Option, and, subject to Section 6.2, the purchase price of the Shares subject to such Option.
6.2    Option Price. The price at which Shares may be purchased upon exercise of an Option shall be fixed by the Committee and, except in connection with Substitute Awards or as provided by any sub-plan of the Plan, may be no less than the Fair Market Value of the Shares subject to the Option as of the date the Option is granted.
6.3    Term of Options. Subject to the provisions of the Plan with respect to death, Disability, Retirement and termination of employment or service, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement, provided that such term may not exceed ten years.
6.4    Exercise of Options. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and the Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).
6.5    Manner of Exercise.
(a)    Form of Payment. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the Shares to be purchased upon exercise of an Option and of any amounts required by Section 13.10 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) promissory note (subject to the Act and other applicable law), (iv) the withholding of Shares of the applicable class of Shares issuable upon such exercise of the Option (subject to the Act or other applicable law), (v) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price (subject to the Act and other applicable law), (vi) any other method as provided in the applicable Agreement or (vii) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of Shares under the Act. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate. The Committee may adopt a policy providing for the automatic exercise of an Option due to its expiration.
(b)    Value of Shares. Unless otherwise determined by the Committee and provided in the applicable Agreement, Shares of any class of Shares delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and Shares of any class of Shares withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date. Notwithstanding the foregoing, with respect to an Option exercise the purchase price of which is paid pursuant to clause (v) of Section 6.5(a), Shares shall be valued at the price Shares are sold in the market.
(c)    Issuance of Shares. The Company shall effect the transfer of the Shares purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 13.10, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Holder or other Person exercising an Option shall have any of the rights of a Shareholder with respect to Shares subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.
ARTICLE VII

SARS
7.1    Grant of SARs. Subject to the limitations of the Plan, SARs may be granted by the Committee to such Eligible Persons in such numbers, with respect to any specified class of Shares, and at such times during the term of the Plan as the Committee shall determine. A SAR may be granted to a Holder of an Option (hereinafter called a “related Option”) with respect to all or a portion of the Shares subject to the related Option (a “Tandem SAR”) or may be granted separately to an Eligible Person (a “Free Standing SAR”). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.
7.2    Tandem SARs. A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide) and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of Shares with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder thereof shall be entitled to receive, for each of the applicable classes of Shares with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a Share of the applicable class of Shares with respect to which the Tandem SAR was granted on the date of exercise over the related Option purchase price per Share, and (ii) the related Option with respect thereto shall be canceled automatically to the extent of the number of Shares with respect to which the Tandem SAR was so exercised.
7.3    Free Standing SARs. Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. Subject to the provisions of the Plan with respect to death, Disability, Retirement and termination of employment or service, the term of a Free Standing SAR shall be for such period as the Committee shall determine as set forth in the applicable Agreement, provided that such term may not exceed ten years. Except in connection with Substitute Awards, the base price of a Free Standing SAR may be no less than the Fair Market Value of the Shares with respect to which the Free Standing SAR was granted as of the date the Free Standing SAR is granted. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each Share with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a Share with respect to which the Free Standing SAR was granted on the date of exercise over the base price per Share of such Free Standing SAR.
7.4    Consideration. Except as otherwise set forth in an Agreement, the consideration to be received upon the exercise of a SAR by the Holder shall be paid in the applicable class of Shares with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR). No fractional Shares shall be issuable upon exercise of a SAR, and unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of any fractional Shares. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically on its expiration date.

7.5    Limitations. The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the time periods during which a Holder may exercise SARs, and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Committee may determine. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.
7.6    Exercise. For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Committee and provided in the applicable Agreement).
ARTICLE VIII

RESTRICTED SHARES
8.1    Grant. Subject to the limitations of the Plan, the Committee shall designate those Eligible Persons to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, shall specify the Company’s right to repurchase any Restricted Shares, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid. All determinations made by the Committee pursuant to this Section 8.1 shall be specified in the Agreement.
8.2    Award of Restricted Shares. An Award of Restricted Shares may be registered electronically in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, any electronically registered Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Any such electronically registered Restricted Shares and Retained Distributions shall remain in the custody of the Company or its designee, and the Holder shall deposit with the custodian share powers or other instruments of assignment, each endorsed in blank, so as to permit transfer to any employee benefit trust established by the Company or its Subsidiary or to such other entity or employee, as determined by the Committee in its sole discretion, of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.
8.3    Restrictions. Restricted Shares shall constitute issued and outstanding Shares of the applicable class of Shares for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions, as the Committee may designate, paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a Holder of Shares of the applicable class of Shares with respect to such Restricted Shares; except, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of any electronically registered Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company or its designee will retain custody of any electronically registered Restricted Shares during the Restriction Period as provided in Section 8.2; (iii) subject to Section 13.3, the Company or its designee may retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or his or her interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.
8.4    Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Shares and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Shares shall become vested and (ii) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, in accordance with the terms of the applicable Agreement. Any such Restricted Shares and Retained Distributions that shall not become vested shall be forfeited and cancelled or deposited in an employee benefit trust established by the Company or its Subsidiary or to such other entity or employee as determined by the Committee, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Retained Distributions that shall have been so forfeited. The Committee may, in its discretion, provide for the deferral of an Award of Restricted Shares and Retained Distributions, provided that any such deferral election of a recipient shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code to the extent applicable.
ARTICLE IX
RESTRICTED SHARE UNITS
9.1    Grant. Subject to the limitations of the Plan, the Committee shall designate those Eligible Persons to be granted Awards of Restricted Share Units, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each such Award of Restricted Share Units, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Share Units in addition to those provided in the Plan. The Committee shall determine the price to be paid by the Holder for the Restricted Share Units; provided, however, that the issuance of Shares in settlement of such Awards shall be made for at least the minimum consideration necessary to permit such Shares to be deemed fully paid. All determinations made by the Committee pursuant to this Section 9.1 shall be specified in the Agreement.
9.2    Restrictions with Respect to Restricted Share Units. Any Award of Restricted Share Units, including any Shares which are represented by an Award of Restricted Share Units, may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of the Award. A breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Award of Restricted Share Units will cause a forfeiture of such Restricted Share Units and any Dividend Equivalents with respect thereto.
9.3    Award of Restricted Share Units. An Award of Restricted Share Units shall not constitute issued and outstanding Shares, and the Holder shall not have any of the rights of a Shareholder with respect to any Shares represented by an Award of Restricted Share Units, in each case until Shares shall have been issued to the Holder as provided in Section 9.4. To the extent provided by the Committee in an Agreement, the Holder may be entitled to receive Dividend Equivalents with respect to an Award of Restricted Share Units, which shall be subject to such restrictions, including, but not limited to, the rules applicable to Retained Distributions in Sections 8.3 and 13.3 hereof, as the Committee shall determine.
9.4    Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Share Units and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Share Units shall become vested and Shares issued to the Holder therefor, (ii) any unpaid Dividend Equivalents with respect to such Restricted Share Units shall become vested and payable to the Holder to the extent that the Award related thereto shall have become vested, in accordance with the terms of the applicable Agreement and (iii) with respect to Awards of Restricted Share Units that may be settled in cash or a combination of cash and Shares, any cash amount to be received by the Holder with respect to such Restricted Share Units shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Share Units and any unpaid Dividend Equivalents that shall not become vested shall be forfeited with no Shares issued therefor, and the Holder shall not thereafter have any rights with respect to such Restricted Share Units and any unpaid Dividend Equivalents that shall have been so forfeited. The Committee may, in its discretion, provide for the deferral of an Award of Restricted Share Units and unpaid Dividend Equivalents, provided that any such deferral election of a recipient shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code to the extent applicable.
9.5     Cash Payments. In connection with any Award of Restricted Share Units that may be settled in cash or a combination of cash and Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Share Units after such Restricted Share Units shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.
ARTICLE X

PERFORMANCE AWARDS
10.1    Designation as a Performance Award. The Committee shall have the right to designate any Award as a Performance Award.

10.2    Performance Objectives. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Holder, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); share price measures (including growth measures and total shareholder return); price per Share; market share; earnings per Share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (EBITDA); Adjusted EBITDA less property and equipment additions, economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including distributable cash flow, operating cash flow, operating free cash flow, free cash flow, cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); net promoter score or other metrics regarding quality or extent of customer satisfaction or service; expense measures (including overhead cost and general and administrative expense); margins; shareholder value; total shareholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, corporate responsibility, workforce diversity, environmental and safety); such other criteria as determined by the Committee. Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee’s determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing.
10.3    Waiver of Performance Objectives. The Committee shall have discretion to modify, adjust or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award.
ARTICLE XI
CASH AND OTHER AWARDS
11.1    Cash Awards. In addition to granting Options, SARs, Restricted Shares and Restricted Share Units, the Committee shall, subject to the limitations of the Plan, have authority to grant to Eligible Persons Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies as the Committee shall determine. The determinations made by the Committee pursuant to this Section 11.1 shall be specified in the applicable Agreement.
11.2    Other Awards. The Committee shall have the authority to establish the terms and provisions of other forms of Awards (such terms and provisions to be specified in the applicable Agreement) not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for (i) payments in the form of cash, Shares, notes or other property as the Committee may determine based in whole or in part on the value or future value of a Share or on any amount that the Company pays as dividends or otherwise distributes with respect to Shares, (ii) the acquisition or future acquisition of Shares, (iii) cash, Shares, notes or other property as the Committee may determine (including payment of Dividend Equivalents in cash or Shares) based on one or more criteria determined by the Committee unrelated to the value of a Share, or (iv) any combination of the foregoing (such Awards, “Other Awards”). Awards pursuant to this Section 11.2 may, among other things, be made subject to restrictions on transfer, repurchase, vesting requirements or cancellation under specified circumstances.
ARTICLE XII
CERTAIN SHARES IN CONNECTION WITH DIRECTOR COMPENSATION
12.1    General. Subject to the provisions of this Article XII, each Non-Employee Director shall have a Share Election Right in connection with Director Compensation payable for the calendar quarter ended after the Effective Date and each calendar quarter thereafter. Subject to any applicable Purchase Restrictions, to the extent a Non-Employee Director has exercised the Share Election Right in accordance with this Article XII, such Non-Employee Director will receive Shares of the applicable class of Shares in consideration for an undertaking to pay for such Shares in accordance with the terms of the Share Election Right. Furthermore, the undertaking to pay may be satisfied (in whole or in part) by the release, at the Company’s discretion, of its requirement to pay the Director Compensation payable to such Non-Employee Director with respect to the applicable calendar quarter on the last day of such calendar quarter (or as soon as practicable thereafter). The number of Shares of the applicable class of Shares issuable to a Non-Employee Director pursuant to a Share Election Right for a particular calendar quarter shall equal the quotient obtained by dividing (x) the aggregate amount of such Director Compensation by (y) the Fair Market Value of a Share of the applicable class of Shares as of the last day of such calendar quarter. No fractional Shares will be issued. In lieu of issuing any fractional

Shares resulting from such calculation, an amount in cash will be paid equal to such fraction multiplied by the Fair Market Value of a share of the applicable class of Shares on the last day of such calendar quarter. All Shares issued under this Article XII shall be issued free of all restrictions, except as required by law. In addition, the issuance of any Shares under this Article XII shall be for at least the minimum consideration necessary to permit such Shares to be fully paid. Nothing in this Article XII shall preclude Non-Employee Directors from receiving any other Award authorized under the Plan.
12.2    Timing of Election. Subject to the deemed election provisions of Section 12.3, a Non-Employee Director who wishes to exercise the Share Election Right with respect to a particular calendar quarter must provide an Election Notice by the Election Deadline applicable to such calendar quarter. Once the Election Deadline applicable to a particular calendar quarter has passed, no Share Election Right may be exercised by any Non-Employee Director with respect to such calendar quarter, unless the Board determines, in its sole discretion, that such change is occasioned by an extraordinary or unanticipated event.
12.3    Deemed Election. If a Non-Employee Director has never delivered a timely Election Notice, the Non-Employee Director shall not have an entitlement to receive Shares with respect to such quarter and shall not be required to give an undertaking to pay for any such Shares and consequently will receive cash for the Director Compensation payable to such Non-Employee Director without set‑off against undertakings to pay for any such Shares for all calendar quarters until an Election Notice is timely delivered. Once an Election Notice is timely delivered by a Non-Employee Director, it shall apply to the calendar quarter with respect to which it was delivered, and, if such Non-Employee Director subsequently fails to timely provide Election Notices with respect to the succeeding calendar quarters, it shall be deemed to apply to all succeeding calendar quarters until a Rescission Notice is timely delivered to the Company with respect to any succeeding calendar quarter. For a Rescission Notice to be timely with respect to a particular calendar quarter, it must be delivered to the Company by the Election Deadline applicable to such calendar quarter. A Non-Employee Director who has delivered a Rescission Notice may exercise a Share Election Right for subsequent calendar quarters by the timely delivery of an Election Notice.
12.4    Election Void During Restricted Period. If, on the date a Non-Employee Director is to receive Shares pursuant to this Article XII, a Purchase Restriction is in place, such Non-Employee Director shall not have an entitlement to receive Shares with respect to such quarter and shall not be required to give an undertaking to pay for any such Shares and consequently will instead receive cash in payment of the Director Compensation then payable to such Non-Employee Director without set‑off against an undertaking to pay for any such Shares.
12.5    Conditions. Nothing contained herein shall preclude the Board, in its sole discretion, from imposing additional conditions as it may determine, in its sole discretion, on any issuance of Shares pursuant to this Article XII.
ARTICLE XIII
GENERAL PROVISIONS
13.1    Acceleration of Awards.
(a)    Death or Disability. If a Holder’s employment or service with the Company and its Subsidiaries shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of Shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested; and (iii) in the case of Restricted Share Units, each such Award of Restricted Share Units and any unpaid Dividend Equivalents shall become vested in full. With respect to any Award of Restricted Shares that may be settled in cash or a combination of cash and Shares, upon the deemed expiration of the Restriction Period applicable to each such Award of Restricted Shares in connection with the Holder’s termination of employment or service by reason of death or Disability, any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement.
(b)    Approved Transactions; Board Change; Control Purchase. (i) In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (A) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of Shares covered thereby; (B) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested; and (C) in the case of Restricted Share Units, each such Award of Restricted Share Units and any unpaid

Dividend Equivalents shall become vested in full, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction, if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable class of Shares may be changed, converted or exchanged in connection with the Approved Transaction. With respect to any Award of Restricted Shares that may be settled in cash or a combination of cash and Shares, upon the deemed expiration of the Restriction Period applicable to each such Award of Restricted Shares in connection with any Approved Transaction, Board Change or Control Purchase, unless the applicable Agreement provides otherwise, any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement. The effect, if any, on a Cash Award or Other Award of an Approved Transaction, Board Change or Control Purchase shall be prescribed in the applicable Agreement.
13.2    Termination of Employment or Service.
(a)    General. If a Holder’s employment or service with the Company and its Subsidiaries shall terminate prior to an Option or SAR becoming exercisable or being exercised (or deemed exercised, as provided in Section 7.2 or pursuant to a policy adopted under Section 6.5(a)) in full, or during the Restriction Period with respect to any Restricted Shares or prior to the vesting of any Restricted Share Units, then such Option or SAR shall thereafter become or be exercisable, and the Holder’s rights to any unvested Restricted Shares, Retained Distributions, any such unvested Restricted Share Units and unpaid Dividend Equivalents shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder’s employment or service terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least three years following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination of the Holder’s employment or service for cause will be treated in accordance with the provisions of Section 13.2(c). With respect to a Holder of an Award of Restricted Shares or Restricted Share Units that may be settled in cash or a combination of cash and Shares, if such Holder’s employment or service with the Company and its Subsidiaries shall terminate during the Restriction Period with respect to any such Restricted Shares or Restricted Share Units, the Holder’s rights to any related cash amounts shall thereafter vest solely to the extent provided in the applicable Agreement. The effect on a Cash Award or Other Award of the termination of a Holder’s employment or service for any reason, other than for cause, shall be prescribed in the applicable Agreement.
(b)    Retirement. Notwithstanding the provisions of Section 13.2(a) to the contrary and unless otherwise determined by the Committee, if a Holder’s employment or service with the Company and its Subsidiaries is terminated due to Retirement during a Restriction Period applicable to any Restricted Shares or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the vesting of any Restricted Share Units, then such Option or SAR shall thereafter become or be exercisable, and the Holder’s rights to any unvested Restricted Shares, Retained Distributions, any such unvested Restricted Share Units and unpaid Dividend Equivalents shall immediately vest to the extent that such Awards (including any Retained Distributions and unpaid Dividend Equivalents) would have become vested and exercisable had the Holder remained in continuous employment with the Company through the date that is one year after the date of the Holder’s Retirement. Unless otherwise determined by the Committee, upon termination of a Holder’s employment or service with the Company and its Subsidiaries due to Retirement, Options and SARs that are vested and exercisable as of the date of the Holder’s Retirement shall remain exercisable until the first to occur of the date that is three years after the date of the Holder’s Retirement or the scheduled expiration of such Options or SARs. Notwithstanding the foregoing and unless otherwise determined by the Committee, for purposes of any Performance Award, a Holder’s Retirement during the performance period applicable to such Performance Award shall have no effect on such Performance Award, provided that the additional one-year of vesting service described in this Section 13.2(b) shall apply to a Performance Award if a Holder’s Retirement occurs during a service period applicable to such Performance Award following completion of the performance period. For the avoidance of doubt, this Section 13.2(b) shall not apply to Awards made to independent contractors. With respect to a Holder of a Cash Award or an Award of Restricted Shares, Restricted Share Units or Other Awards that may be settled in cash or a combination of cash and Shares, if such Holder’s employment or service with the Company and its Subsidiaries shall terminate due to Retirement during the Restriction Period with respect to any Restricted Shares, Restricted Share Units or Other Awards or prior to the payment of a Cash Award or Other Award, the Holder’s rights to any cash amounts related to such Award shall thereafter vest as determined under this Section 13.2(b) unless otherwise provided in the applicable Agreement.

(c)    Termination for Cause. If a Holder’s employment or service with the Company and its Subsidiaries shall be terminated by the Company or a Subsidiary for “cause” during the Restriction Period with respect to any Restricted Shares or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the vesting of any Restricted Share Unit (for these purposes, “cause” shall have the meaning ascribed thereto in any employment or other agreement to which such Holder is a party or, in the absence thereof or with respect to Non-Employee Directors, shall include insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction or Control Purchase or Board Change, termination for “cause” shall mean only a felony conviction (or its equivalent under local law) for fraud, misappropriation, or embezzlement), then, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) all Options and SARs and all unvested Restricted Share Units held by such Holder shall immediately terminate, and (ii) such Holder’s rights to all Restricted Shares, Retained Distributions, any unpaid Dividend Equivalents shall be forfeited immediately. With respect to a Holder of a Cash Award or an Award of Restricted Shares, Restricted Share Units or Other Awards that may be settled in cash or a combination of cash and Shares, if the Holder’s employment or service with the Company and its Subsidiaries shall be terminated by the Company or the Subsidiary for “cause” (as defined in this Section 13.2(c) of the Plan), then, unless otherwise determined by the Committee and provided in the applicable Agreement, all (i) unpaid Cash Awards or Other Awards held by such Holder shall immediately terminate, and (ii) all cash amounts related to Restricted Shares, Restricted Share Units or Other Awards shall be forfeited immediately.
(d)    Miscellaneous. With respect to Awards made to employees of the Company or any Subsidiary, the Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan, (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company provided the employee’s right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company or any of its Subsidiaries.
13.3    Dividends and Dividend Equivalents. Notwithstanding anything in the Plan to the contrary, any dividend, Dividend Equivalent or other distribution, whether in cash, Shares or other property, made with respect to an Award shall be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the underlying Award and shall not paid or issued until such Award is fully vested and otherwise no longer subject to a risk of forfeiture.
13.4    Right of Company to Terminate Employment or Service. Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate the employment or service of the Holder at any time, with or without cause, subject, however, to the provisions of any employment or other agreement between the Holder and the Company or any Subsidiary of the Company.
13.5    Nonalienation of Benefits. Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefits.
13.6    Written Agreement. Each Award shall be evidenced by an Agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single Agreement with such Holder. Each grantee of an Award shall be notified promptly of such grant, and a written Agreement shall be promptly executed and delivered by the Company. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate to insure that the penalty provisions of Section 4999 of the Code will not apply to any Shares received by the Holder from the Company. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 13.8(b).
13.7    Nontransferability; Designation of Beneficiaries.
(a)    Nontransferability. Awards shall not be transferable other than as approved by the Committee and provided in the applicable Agreement, or by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and, except as otherwise required pursuant to a Domestic Relations Order, during the lifetime of the Holder Awards may be paid only to and exercised only by such Holder (or his or her court-appointed legal representative).
(b)    Designation of Beneficiaries. The Committee may, to the extent permissible and deemed to have operable effect under applicable law, permit a Holder to designate a beneficiary or beneficiaries with respect to Awards under the Plan by filing a written designation of beneficiary or beneficiaries with the Committee on a form and in such manner as the Committee may prescribe from time to time.
13.8    Termination and Amendment.
(a)    General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards or Share payments under Article XII may be made under the Plan on or after the fifth anniversary of the Effective Date. The Plan may be terminated at any time prior to the fifth anniversary of the Effective Date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Committee.
(b)    Modification. No termination, modification or amendment of the Plan may, without the consent of the Person to whom any Award shall theretofore have been granted, adversely affect the rights of such Person with respect to such Award. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 13.8(a)), the Committee may amend outstanding Agreements with any Holder, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend, as permitted by applicable law, the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder’s consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 13.8(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.
13.9    Government and Other Regulations. The obligation of the Company with respect to Awards and Share payments under Article XII shall be subject to all applicable laws, rules and regulations, including the Act, the Exchange Act and to such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the U.S. Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Shares may be listed or quoted. For so long as any class of Shares is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the U.S. Securities Act of 1933 with respect to all Shares of the applicable class that may be issued to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.
13.10    Withholding. The Company’s obligation to deliver Shares under the Plan shall be subject to applicable national, state and local tax and employee social security contribution withholding requirements. National, state and local withholding tax and employee social security contribution withholding due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Restricted Share Units, the satisfaction of the Performance Objectives applicable to a Performance Award or upon payment of Director Compensation in Shares under Article XII, as appropriate, may, in the discretion of the Committee, be paid through the withholding of Shares otherwise issuable to such Holder (subject to compliance with applicable law, including, but not limited to, “financial assistance” prohibitions under UK law), upon such terms and conditions (including the conditions referenced in Section 6.5) as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of, all such national, state and local taxes and employee social security contributions required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any national, state or local taxes and employee social security contributions of any kind required to be withheld by the Company with respect to such Award. With respect to Cash Awards or Awards that may be settled in cash or a combination of cash and Shares, the foregoing powers of the Company and the Committee with respect to withholding for taxes shall apply to Cash Awards or cash amounts paid in settlement of any Award (or portion thereof) under the Plan.
13.11    Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of Share options and the awarding of Shares otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

13.12    Exclusion from Pension and Other Plans. By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan of the Company or any Subsidiary of the Company.
13.13    Unfunded Plan. Neither the Company nor any Subsidiary of the Company shall be required to segregate any Shares or cash which may at any time be represented by Awards or deliverable in payment Director Compensation under Article XII, and the Plan shall constitute an “unfunded” plan of the Company. Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no Holder shall have voting or other rights with respect to the Shares covered by an Award or deliverable in payment Director Compensation under Article XII prior to the delivery of such Shares. Neither the Company nor any Subsidiary of the Company shall, by any provisions of the Plan, be deemed to be a trustee of any Shares or any other property, and the liabilities of the Company and any Subsidiary of the Company to any Holder pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Holder or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary of the Company, as the case may be. In its sole discretion, the Board may authorize the creation of trusts (including, without limitation, employee benefit trusts) or other arrangements to meet the obligations of the Company under the Plan; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
13.14    Governing Law. Except as otherwise set forth in an Agreement, the Plan and Awards shall be governed by, and construed in accordance with, the laws of England and Wales.
13.15    Accounts. The delivery or payment of any Shares or cash shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 13.10.
13.16    Legends. Shares subject to an Award shall bear or otherwise be subject to such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such Shares, including any to the effect that the Shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.
13.17    Company’s Rights. Neither the grant of Awards pursuant to the Plan nor the issue of Shares pursuant to Article XII of the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.
13.18    Interpretation. The words “include,” “includes,” “included” and “including” to the extent used in the Plan shall be deemed in each case to be followed by the words “without limitation.”
13.19    Section 409A. The Plan and Awards are intended to be exempt from or compliant with the requirements of Code Section 409A and related regulations and United States Department of the Treasury pronouncements (“Section 409A”) to the extent that Section 409A is applicable to a Holder. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A, that Plan provision or Award will be reformed to be exempt from Section 409A or comply with the requirements of Section 409A, and no such action taken shall be deemed to adversely affect the Holder’s rights to an Award.
13.20    Annexes and Subplans. Any annex or subplan adopted from time to time with respect to the Plan shall be made a part of the Plan and, in the event of a conflict between the terms of the Plan and the terms of an annex or subplan to the Plan, the terms of the annex or subplan shall control with respect to the terms of Awards granted to Persons who are Holders pursuant to the annex or subplan.
13.21    Recoupment. Notwithstanding any other provisions of the Plan, all Awards will be subject to deduction or recoupment pursuant to the Company’s Recoupment Policy or as otherwise may be required pursuant to any law, government regulation or stock exchange listing requirement, or any other policy adopted by the Company.